Exhibit 99.1

PRESS RELEASE

Primoris Services Corporation to Acquire Future Infrastructure Holdings, LLC

To Establish Leading Platform in Telecommunication Services

DALLAS, TEXAS, December 14, 2020—Primoris Services Corporation (NASDAQ Global Select: PRIM), (“Primoris” or the “Company”), a leading provider of specialty contracting services in North America, today announced that it has entered into a definitive merger agreement to acquire Future Infrastructure Holdings, LLC (“Future Infrastructure” or “FIH”) from Tower Arch Capital LLC (“Tower Arch”) and other interest holders in an all cash transaction valued at $620 million.

Future Infrastructure is a leading provider of non-discretionary maintenance, repair, upgrade and installation services to the telecommunication, regulated gas utility and infrastructure end markets. For the last 12 months ended September 30, 2020, FIH generated total revenue of $342 million, total adjusted earnings before income tax, depreciation and amortization (“adjusted EBITDA”) of $66 million and adjusted EBITDA margin of 19 percent.

Strategic Advantages and Benefits

•	Establishes a robust platform in the large and growing Telecommunication Services market; which is benefitting from multi-year tailwinds due to significant fiber deployments to support last-mile broadband capacity, the Internet of Things (“IoT”), 5G technology, and substantial growth in data consumption;
•	Complements and further strengthens Primoris’ existing utility services capabilities while introducing a number of potential cross-selling opportunities; and
•	Accelerates Primoris’ ongoing portfolio transition towards higher growth, higher margin, and recurring revenue under Master Service Agreements (“MSA”).

Financial Advantages and Benefits

•	The transaction is expected to be accretive to earnings in the first year and to enhance pro forma top line growth, gross margin and EBITDA and free cash flow generation;
•	Primoris anticipates significant tax benefits arising from the transaction with an expected net present value of at least $80 million;
•	Within 24 – 30 months after the close of the transaction, Primoris expects annual cost savings of at least $10 million from initiatives focused on: financial and IT systems, insurance programs savings and equipment spend optimization, among other factors.
•	Pro forma for the transaction Primoris net leverage remains comfortably below 3.0x net debt to adjusted EBITDA for the last 12 months ended September 30, 2020.

Tom McCormick, President and Chief Executive Officer of Primoris, said, “This acquisition is fully aligned with our strategic and operational goals and represents a defining moment for Primoris. It moves us meaningfully into a market we have been targeting and does so in a way that establishes a new, robust platform while creating additional opportunities for our existing services.”

“Our employees are our greatest assets and we just added approximately 1,100 very valuable assets to Primoris. We want to welcome the Future Infrastructure employees to the Primoris family of companies and look forward to working with all of them to grow this Company into what we all believe it can be,” added McCormick. “Our visions and cultures are aligned. Both organizations are passionate about safety and dedicated to quality. Additionally, we look forward to working with Future Infrastructure’s customers and suppliers and building on the positive relationships that have been created over the years.”

Curt Dowd, Chief Executive Officer of Future Infrastructure, commented, “I cannot imagine a better home for Future Infrastructure. Similar to Primoris, Future Infrastructure has developed an industry-leading reputation built on superior quality, reliability and a commitment to safety.”

Don Riggs, Founder and Chief Operating Officer of Future Infrastructure, added, “Future brings to Primoris a well-established brand and a comprehensive suite of operational capabilities serving a large base of blue-chip customers in a growing market. We are pleased to become a Primoris company.”

Upon completion of the transaction, Primoris expects Future Infrastructure’s platform of Telecom and Utility end markets businesses to be integrated into Primoris’ Utilities and Distribution Segment and Primoris’ Transmission and Distribution Segment, furthering Primoris’ strategic plan for service line expansion, new market entry and growth in the Company’s MSA revenue base.

Transaction Approvals and Closing Conditions

The transaction has been unanimously approved by the Boards of Directors of both Primoris and Future Infrastructure and is expected to close in the first quarter of 2021, depending on the timing of regulatory approvals.

Financing

The acquisition will be funded using $120 million of cash on hand, a revolving advance of $100 million under our existing credit facilities and proceeds from a new $400 million term loan. CIBC and Bank of the West are serving as Joint Lead Arrangers for Primoris on the financing.

Advisors

Goldman Sachs & Co. LLC is serving as lead financial advisor to Primoris. UBS Investment Bank is also providing financial advice. Gibson, Dunn & Crutcher LLP is serving as the Company’s legal counsel. BofA Securities is serving as exclusive financial advisor to Future Infrastructure. Kirkland & Ellis LLP is serving as Future Infrastructure’s legal counsel.

Conference Call

Tom McCormick, President and Chief Executive Officer, and Ken Dodgen, Executive Vice President and Chief Financial Officer, will host a conference call Tuesday, December 15, 2020 at 7:30 am Central Time / 8:30 am Eastern Time to discuss the transaction.

Interested parties may participate in the call by dialing:

•	(833) 476-0954 (Domestic)
•	(236) 714-2611 (International)

Presentation slides to accompany the conference call are available for download in the Investor Relations section of Primoris’ website at www.prim.com. Once at the Investor Relations section, please click on “Events & Presentations”.

If you are unable to participate in the live call, a replay may be accessed by dialing (800) 585-8367, conference ID 2192956, and will be available for approximately two weeks. The conference call will also be broadcast live over the Internet and can be accessed and replayed through the Investor Relations section of Primoris' website at www.prim.com.

About Primoris Services Corporation

Founded in 1960, Primoris, through various subsidiaries, has grown to become one of the leading providers of specialty contracting services operating mainly in the United States and Canada. Primoris provides a wide range of specialty construction services, fabrication, maintenance, replacement, and engineering services to a diversified base of customers. The Company’s national footprint extends from Florida, along the Gulf Coast, through California, into the Pacific Northwest and into Canada. Additional information on Primoris is available at www.prim.com.

About Future Infrastructure

Future Infrastructure, founded in 1999, is a provider of maintenance, repair, upgrade, and installation services to the telecommunications, regulated utility gas, pipeline, transportation, and civil infrastructure customers throughout the southern and western regions of the United States. Additional information on Future Infrastructure is available at www.future-infrastructure.com.

About Tower Arch

Headquartered in Salt Lake City, UT, Tower Arch Capital is a lower-middle market private equity fund. Tower Arch focuses on partnering with and growing high-quality family and entrepreneur-owned companies to deliver long-term value for their management teams and investors. Tower Arch brings operational, consulting, and financial expertise to small companies to give them the tools they need to achieve their full potential. Target investments include control positions in entrepreneur and family-owned businesses with revenue between $20 million and $150 million or EBITDA between $5 million and $25 million. Additional information on Tower Arch Capital is available at www.towerarch.com.

FORWARD LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the federal securities laws. These statements give the current expectations of the Company’s management. Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” or “project” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this release include the Company’s expectations regarding the consummation of the transactions described herein.

Forward-looking statements can be affected by assumptions used or known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed and actual results may differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among other things, (a) the risks and uncertainties disclosed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and from time to time in our other filings with the Securities and Exchange Commission (“SEC”) and (b) the following risks inherent in the transactions (in addition to others described elsewhere in this document and in the subsequent filings with the SEC): failure to obtain regulatory approval necessary to consummate the transactions or to obtain regulatory approvals on favorable terms; failure to secure financing arrangements on favorable terms to consummate the transactions;  delays in consummating the transactions or the failure to consummate the transactions; the possibility of business disruption during the pendency of or following the transactions; the risk that management time may be diverted on transaction-related issues; the reaction of customers and other third parties to the proposed transactions; and other events or circumstances that could adversely impact the completion of the transactions, including the ongoing COVID-19 pandemic and other industry, political, competitive or economic conditions outside of our control.

Forward-looking statements speak only as of the date made and can be affected by assumptions the Company might make or by known or unknown risk and uncertainties. Many factors mentioned in this release and in the Company’s annual and quarterly reports will be important in determining future results. Consequently, you are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements, as the Company cannot assure you that the Company’s expectations or forecasts expressed in such forward-looking statements will be achieved. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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For additional information, contact:

Brook Wootton

Vice President, Investor Relations

Primoris Services Corporation, 214-545-6773

bwootton@prim.com

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